Exhibit No. 16.3

December 19, 2001

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on December 12, 2001, to be filed by our former client, General Bearing Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.

                                                       Very truly yours,


                                                       /s/ BDO Seidman, LLP
                                                       BDO Seidman, LLP


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